UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2011

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis,	Indiana 46240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

PrairieStone Pharmacy, LLC (“PrairieStone”), a limited liability company whose member interests are owned by Arcadia Resources, Inc. (“Arcadia” or the “Company”), is a party to a Line of Credit and Security Agreement by and between PrairieStone and H.D. Smith Wholesale Drug Co. (“HD Smith”) dated as of April 23, 2010 (the “HD Smith LOC Agreement”).  As of September 29, 2011, PrairieStone had outstanding borrowings under the HD Smith LOC Agreement of $4.8 million (the “HD Smith Indebtedness”), which borrowings are subject to the Line of Credit Note (the “HD Smith Note,” and together with the HD Smith LOC Agreement, the “HD Smith Loan Documents”) dated April 23, 2010.  The HD Smith Indebtedness is guaranteed by the Company pursuant to the Unlimited Continuing Guaranty made by Arcadia dated April 23, 2010 (the “Guaranty”).

By letter dated September 29, 2011, HD Smith notified PrairieStone that PrairieStone is in default of its obligations under the HD Smith Loan Documents by reason of, inter alia, the events reported in the Company’s Current Report on Form 8-K filed September 19, 2011 (the “HD Smith Default Notice”).  HD Smith notified PrairieStone that, as a result, HD Smith had elected to declare PrairieStone in default and enforce its rights and remedies under the HD Smith Loan Documents.  HD Smith further notified PrairieStone that it was accelerating all amounts owed by PrairieStone under the Loan Documents and demanded immediate payment of the HD Smith Indebtedness, plus accruing interest and the costs of enforcing its rights under the Loan Documents (the “HD Smith Payment Demand”).  HD Smith further demanded if PrairieStone failed to immediately pay the HD Smith Payment Demand that PrairieStone immediately surrender to HD Smith all Collateral (as defined in the HD Smith Loan Documents) and cash proceeds there from.  HD Smith further demanded that the Company make immediate and full payment of the HD Smith Payment Demand pursuant to the Guaranty.

Arcadia and PrairieStone are in continuing discussions with HD Smith regarding payment of the HD Smith Indebtedness and their response to the HD Smith Payment Demand.  PrairieStone and the Company are considering their options for responding to the HD Smith Default Notice. HD Smith, PrairieStone and Arcadia are currently negotiating the terms of a forbearance agreement and the Company anticipates that the parties will enter into such an agreement in the near future.  Under the forbearance agreement HD Smith would agree to forbear from enforcing its rights under the HD Smith Loan Documents for a limited period of time, subject to the Company and PrairieStone agreeing to certain undertakings during the forbearance period.  There can be no assurance, however, as to the outcome of the negotiations between the Company, PrairieStone and HD Smith with respect to a forbearance agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2011	Arcadia Resources, Inc.

	By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and Secretary